Exhibit 10.1

SUBLEASE

THIS SUBLEASE, dated September 15, 2016, is entered into by and between NEXSTEPPE INC., a Delaware corporation (“Sublandlord”), and GLOBAL BLOOD THERAPEUTICS, INC., a Delaware corporation (“Subtenant”).

RECITALS

A. ARE-EAST JAMIE COURT, LLC, a Delaware limited liability company (“Master Landlord”) and Sublandlord entered into that certain Lease Agreement dated February 22, 2012 (as amended by that certain First Amendment to Lease dated April 4, 2013, and by that certain Second Amendment to Lease dated July 2, 2015, the “Master Lease”), pursuant to which Sublandlord leases certain premises (the “Premises”) consisting of approximately 5,700 rentable square feet of space located in that certain building located at 400 East Jamie Court, South San Francisco, California (the “Building”). A copy of the Master Lease is attached hereto as Exhibit A. Except as otherwise expressly provided herein, any capitalized terms herein without definition shall have the same meaning as they have in the Master Lease.

B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to Sublease from Sublandlord, approximately 4,700 square feet of the Premises, as more particularly described in Exhibit B hereto and made a part hereof (the “Sublease Premises”), during the Term (as defined below), pursuant to the terms and provisions hereof.

C. Provided that certain conditions are met, as specified herein, Subtenant desires to expand the Sublease Premises to include all of the Premises, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Sublandlord and Subtenant agree as follows:

Agreement

1. Term. The term of this Sublease (the “Term”) shall commence on the later of (i) October I, 2016, (ii) the date Sublandlord has delivered possession of the Sublease Premises to Subtenant, or (iii) the date Master Landlord consents to this Sublease (the “Commencement Date”) and shall expire, unless sooner terminated pursuant to the further provisions hereof, on December 31, 2017 or such earlier date as the Master Lease may be terminated pursuant to the terms thereof. If the Commencement Date does not occur on or before November 1, 2016, then Subtenant shall have the right to terminate this Sublease upon ten (10) days’ prior written notice to Sublandlord, and in such event Sublandlord shall immediately return to Subtenant all monies previously paid by Subtenant to Sublandlord.

2. Sublease.

(a) Sublease of Sublease Premises. Sublandlord hereby subleases the Sublease Premises to Subtenant, and Subtenant hereby subleases the Sublease Premises from Sublandlord, for the Term, on the terms and conditions set forth herein.

(b) Common Areas. Subtenant shall have the non-exclusive right to the use the Common Areas, including the break room, storage room and conference room on the second story of the Building.

(c) Lab Space. Subtenant does not hereby sublease, and Sublandlord continues to lease directly from Master Landlord, approximately 1,000 square feet of the Premises, as more particularly described in Exhibit B hereto and made a part hereof (the “Lab Space”). The door between the Sublease Premises and the Lab Space shall remain closed at all times, so that the Lab Space is separate from the Sublease Premises, with its own entrance. Until the Expansion Date (as defined below), Sublandlord shall retain the non-exclusive right to use the Common Areas on the second floor of the Building.

(d) Measurement. The square footage of the Sublease Premises set forth in Recital B, and the square footage of the Lab Space set forth in Section 2(c), are agreed by the parties to be an accurate measurement of the Sublease Premises and the Lab Space, respectively, and shall not be subject to revision.

3. Expansion of Sublease Premises.

(a) Expansion on Expansion Date. Effective upon the Expansion Date (as defined below), the Lab Space shall automatically be incorporated into the Sublease Premises, such that on and after that date, Sublandlord shall sublease the Lab Space to Subtenant, Tenant shall sublease the Lab Space from Sublandlord, and the “Sublease Premises” shall include all of the Premises.

(b) Conditions Precedent to Expansion. The following shall be conditions precedent to the incorporation of the Lab Space into the Sublease Premises: (i) Sublandlord shall comply with all of the requirements of Section 28 of the Master Lease insofar as they relate to the Lab Space, including without limitation the preparation of a Surrender Plan, the reimbursement of Master Landlord’s out of pocket expenses and the cost of any Master Landlord actions required to ensure compliance with said Section 28; and (ii) Sublandlord shall remove all of Sublandlord’s personal property, including without limitation all of the personal property listed on Exhibit F to the Master Lease, from the Lab Space.

(c) Expansion Date. The “Expansion Date” shall be the date on which Sublandlord provides to Subtenant confirmation reasonably acceptable to Subtenant that: (i) Master Landlord has accepted Sublandlord’s Surrender Plan and Sublandlord has surrendered the Lab Space free of Tenant HazMat Operations; and (ii) Sublandlord has removed its personal property from the Lab Space. Sublandlord and Subtenant anticipate that the Expansion Date will occur on or around December 31, 2016.

4. Rent.

(a) Base Rent. Commencing as of the Commencement Date and continuing thereafter on the first (1st) day of each and every month during the Term, Subtenant shall pay to Sublandlord, as Base Rent for the Sublease Premises, $4.00 per rentable square foot of the Sublease Premises (“Base Rent”). Prior to the Expansion Date, Base Rent for the Sublease Premises shall be $18,800.00 per month. On and after the Expansion Date, Base Rent for the Sublease Premises shall be $22,800.00 per month.

(b) Additional Rent. All monetary obligations of Subtenant to Sublandlord under this Sublease (other than Base Rent) shall be deemed additional rent (“Additional Rent”). Commencing as of the Commencement Date and continuing thereafter on the first (1st day of each and every month during the Term, Subtenant shall pay to Sublandlord, Tenant’s Share of all Operating Expenses and Taxes allocable to the Premises under the Master Lease, notwithstanding that, until the Lab Space is incorporated into the Sublease Premises, Subtenant will be subleasing less than all of the Premises. Sublandlord shall promptly forward the appropriate invoices and backup documentation received from Master Landlord regarding Operating Expenses and Taxes. In addition, Subtenant shall pay to Sublandlord on demand any other expenses under the Master Lease that are applicable to the Sublease Premises and required to be paid by Sublandlord to Master Landlord, or otherwise required to be paid by Sublandlord under the Master Lease, and allocable to the Sublease Premises.

(c) Payment of Rent. Base Rent and Additional Rent (collectively, “Rent”), except as otherwise set forth herein, shall be paid to Sublandlord on or before the first (1st) day of each month during the Term. Rent for any period during the Term which is for less than one month of the Term shall be a pro-rata portion of the monthly installment based on a calendar month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublandlord at the address set forth in Section 21 or such other address as may be designated in writing by Sublandlord.

5. Security Deposit. Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of$ 14,535.00, by means of an irrevocable letter of credit, as security for Subtenant’s obligation under this Sublease (“Security Deposit”). The Security Deposit shall be governed by the provisions of Section 6 of the Master Lease, as incorporated herein, except that any reference to the “Security Deposit” or “the amount set forth on page 1 of this Lease” shall be deemed to refer to the Security Deposit described in this Section 5.

6. Condition of the Sublease Premises.

(a) Generally. Sublandlord shall provide the Sublease Premises in “broom clean” condition, with all operating systems in good condition and repair, and with all cubicles and personal property removed. Except as set forth in the preceding sentence, Subtenant agrees that Sublandlord has made no representations or warranties of any kind or nature whatsoever respecting the Sublease Premises, or its suitability for Subtenant’s use, and Subtenant agrees to accept the Sublease Premises “as is, where is,” condition. Sublandlord shall have no obligation to make or pay the cost of any alterations or improvements to the Sublease Premises, or to perform any of the repairs (or capital improvements) required to be performed by Master Landlord under the terms of the Master Lease.

(b) Alterations By Subtenant. Subtenant shall have the right to make alterations, modifications or improvements to the Sublease Premises with Sublandlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and the consent of Master Landlord, to the extent required under the Master Lease.

7. Use. Subtenant may use the Sublease Premises only for the Permitted Use as set forth in the Master Lease, and for no other purpose without the approval of the Master Landlord and Sublandlord.

8. Master Lease. This Sublease shall be subject and subordinate to all of the terms and provisions of the Master Lease. Subtenant shall not commit or permit any of its employees or agents to commit on the Sublease Premises any act or omission which shall violate any term or condition of the Master Lease. Except for (a) payments of Rent (which payments shall be made by Sublandlord), (b) Sublandlord’s obligations with respect to the surrender of the Lab Space pursuant to Section 3(b) hereof, and (c) those provisions of the Master Lease excluded by Section 9 below, Subtenant hereby assumes and agrees to perform, during the Term, all of Sublandlord’s obligations under the Master Lease to the extent such obligations are applicable to the Sublease Premises and accrue after the date hereof pursuant to this Sublease.

9. Sublease Terms.

(a) Incorporation by Reference. Except as otherwise provided herein, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby granted to or imposed upon the parties hereto with respect to the Sublease Premises, except that (i) each reference to “Lease” shall be deemed a reference to “Sublease,” (ii) each reference to the Premises shall be deemed a reference to the Sublease Premises as defined herein, (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublandlord” and “Subtenant,” respectively.

(b) Provisions Not Incorporated By Reference. Notwithstanding the incorporation by reference set forth in Section 9(a),

(i) the following provisions of the Master Lease are expressly not incorporated by reference herein:

•	Summary of Basic Lease Information (except Tenant’s Share of Operating Expenses for the Building, Tenant’s Share of Operating Expenses for the Project and Permitted Use, which are incorporated herein);
•	the 1st sentence of Section I ;
•	Section 2;
•	Section 3(a);
•	Section 4;
•	Section 39;
•	Section 40;
•	Section 41 – Shared Lab Area;
•	Section 42(c);
•	Exhibit C;

•	Exhibit D;
•	Exhibit F – Tenant’s Personal Property;
•	Exhibit G-1;
•	Exhibit G-2;
•	Exhibit H;
•	Exhibit I – Shared Lab Area;
•	Exhibit J;
•	The First Amendment to Lease;
•	The Second Amendment to Lease (except for Sections 1 and 3); and

(ii) the following provisions of the Master Lease, as incorporated herein, the term Landlord shall refer to Master Landlord only:

•	the third sentence of Section 1;
•	the first sentence of the second paragraph in Section 7;
•	the first and the final three sentences of Section 9;
•	the penultimate sentence of the first paragraph of Section 10;
•	the first three sentences of Section 11;
•	Section 13;
•	Section 14;
•	Section 18;
•	Section 19;
•	Section 26;
•	Section 31;
•	Section 32;
•	Section 35;
•	Section 36; and
•	Section 41 – Shared Lab Area.

(c) Sublandlord’s Obligations. With respect to work, services, repairs, restoration, insurance, capital improvements, or the performance of any other obligation of Master Landlord under the Master Lease, Sublandlord shall request the same in writing from Master Landlord as and when requested to do so by Subtenant, and shall use Sublandlord’s reasonable efforts (provided Subtenant pays all reasonable costs incurred by Sublandlord in connection therewith) to obtain Master Landlord’s performance. If, following such request, Master Landlord shall fail or refuse to comply with any of the terms of the Master Lease, Subtenant shall have the right, upon notice to Sublandlord, to exercise, in its own name, and that of Sublandlord, all the rights available to Sublandlord under the Master Lease to enforce performance on the part of Master Landlord. Subtenant shall reimburse all reasonable costs and expenses Sublandlord shall incur in enforcing or attempting to enforce the Master Lease against Master Landlord.

(d) No Liability for Master Landlord’s Obligations. Sublandlord shall have no liability to Subtenant with respect to (i) representations and warranties made by Master Landlord under the Master Lease, (ii) any indemnification obligations of Master Landlord under the Master Lease or other obligations or liabilities of Master Landlord with respect to compliance with law, condition of the Sublease Premises or hazardous materials, or (iii) Master Landlord’s repair, maintenance, restoration, upkeep, insurance and similar obligations under the Master Lease, regardless of whether the incorporation of one or more provisions of the Master Lease into the Sublease might otherwise operate to make Sublandlord liable therefor.

(e) Approvals and Consents. With respect to any consent or approval required to be obtained from the Master Landlord under the Master Lease, such approval or consent must be obtained from Master Landlord and Sublandlord, and the approval or consent of Sublandlord may be withheld if Master Landlord’s approval or consent is not obtained.

10. Preservation of Master Lease. So long as Subtenant complies with its obligations under this Sublease: (a) Sublandlord shall preserve the Master Lease and keep the Master Lease in full force and effect throughout the Term; (b) Sublandlord shall not agree to any amendment of the Master Lease; (c) Sublandlord shall not, without Subtenant’s prior written consent, exercise any right to terminate the Master Lease, other than on account of casualty or condemnation; and (d) Sublandlord shall perform all of its obligations under the Master Lease not assumed by Subtenant hereunder, including without limitation the prompt payment to Master Landlord of all sums paid by Subtenant to Sublandlord hereunder.

11. Insurance.

(a) Generally. Subtenant shall be responsible for compliance with the insurance provisions applicable to the Tenant under the Master Lease. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds. Subtenant shall use reasonable commercial efforts to obtain endorsements for all insurance required under this Sublease which require the insurance company to endeavor to give thirty (30) days written notice to Master Landlord and Sublandlord before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide both Master Landlord and Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

(b) Waiver of Subrogation. The waiver of subrogation provision contained in Section 17 of the Master Lease shall be deemed to be a three party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Master Landlord (by reason of its consent hereto).

12. Assignment and Subletting. Subtenant shall not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, this Sublease or any interest therein, or permit the use or occupancy of the Sublease Premises by any other person other than Subtenant, without the prior written consent of Sublandlord and Master Landlord, under the terms and conditions of the Master Lease. Any transfer, circumstance or event which constitutes an assignment of subletting under the Master Lease shall constitute an assignment or subletting under this Sublease.

13. Parking. Until the Expansion Date, Sublandlord shall retain the use of all of the parking rights that Sublandlord may have in connection with the Premises pursuant to the Master Lease. On and after the Expansion Date, Subtenant shall have all such parking rights.

14. Early Termination of Master Lease. If, without the fault of Sublandlord or Subtenant, the Master Lease should terminate prior to the expiration of this Sublease, neither party shall have any liability to the other party.

15. Consent of Master Landlord. If Subtenant desires to take any action that requires the consent of Master Landlord pursuant to the terms of the Master Lease, including, without limitation, making any modification, alteration or improvement of the Sublease Premises or entering into a further sublease or assignment of this Sublease, then, notwithstanding anything to the contrary herein, (a) Subtenant shall not take any such action until it obtains the consent of both Sublandlord and Master Landlord and (b) Subtenant shall request that Sublandlord obtain Master Landlord’s consent on Subtenant’s behalf, unless Sublandlord agrees that Subtenant may contact Master Landlord directly with respect to the specific action for which Master Landlord’s consent is required.

16. Surrender of Sublease Premises. Subtenant shall surrender the Sublease Premises to Sublandlord broom-clean and in as good a condition as on the Commencement Date, ordinary wear and tear excepted, and use of Hazardous Materials excepted. Prior to expiration of earlier termination of this Sublease, Subtenant shall remove any alterations, additions and improvements made by or at the request of Subtenant (to the extent required to do so under the terms of the Master Lease) and all of Subtenant’s trade fixtures, equipment and personal property, and shall restore the Sublease Premises to its prior condition, ordinary wear and tear excepted, repairing all damage caused by or related to any such removal, all at Subtenant’s expense. If the Sublease Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all cost incurred by Sublandlord (including any charges by Master Landlord under the Master Lease) in returning the Premises to such required condition.

17. Holdover. Any holdover by Subtenant shall be governed by Section 8 of the Master Lease, as incorporated herein by reference. Without limiting the provisions of such Section 8, Subtenant shall indemnify, protect, defend and hold harmless both Sublandlord and Master Landlord from and against any and all loss and liability resulting from Subtenant’s delay in surrendering the Premises, as set forth in said Section 8.

18. No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

19. Time of Essence. It is expressly understood and agreed that time is of the essence with respect to each and every provision of this Sublease.

20. Condition Precedent: Approval of Master Landlord. This Sublease shall be conditioned upon, and shall not take effect until, receipt of the written consent of Master Landlord thereto. Upon receipt of such consent, this Sublease shall be effective as of the Commencement Date. If Master Landlord does not consent in writing to this Sublease within thirty (30) days after Subtenant’s execution of this Sublease, then Subtenant may, at any time thereafter until such approval is obtained, terminate this Sublease upon written notice to Sublandlord, whereupon any monies previously paid by Subtenant to Sublandlord shall be reimbursed to Subtenant.

21. Notices. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

To Sublandlord at:	NexSteppe Inc.
Attn: Vice President, Finance

To Subtenant at:	Before Commencement Date:

Global Blood Therapeutics, Inc. 400 East Jamie Court, Suite 101 South San Francisco, CA 94080 Attn: Chief Financial Officer

After Commencement Date:

Global Blood Therapeutics, Inc. 400 East Jamie Court, Suite 101 South San Francisco, CA 94080 Attn: Chief Financial Officer

22. Brokers. Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach of the foregoing representation and warranty.

23. Notices To or From Master Landlord. Each party shall promptly deliver a copy of any notice received from or delivered to Master Landlord respecting the Sublease Premises or the right or obligations of Sublandlord or Subtenant hereunder.

24. Quiet Enjoyment. So long as Subtenant pays the rent and performs its obligations under this Sublease, Sublandlord shall take no action, or fail to take any action, which would interfere with the right of Subtenant to peaceably have, hold and enjoy the Sublease Premises during the Term, subject to the terms of the Master Lease.

25. Indemnity. Each of Sublandord and Subtenant (in such capacity, the “Indemnifying Party”) shall indemnify, defend, protect, and hold harmless the other party (in such capacity, the “Indemnified Party”), its respective officers, agents, and employees (its “Agents”), from and against all claims, demands, actions, causes of action, losses, liabilities and expenses, including without limitation reasonable attorneys’ fees (collectively “Claims”) which may be brought against the Indemnified Party or its Agents or which the Indemnified Party or its Agents may pay or incur by reason of any breach or default of this Sublease by the Indemnifying Party, or the acts, omissions, negligence or willful misconduct of the Indemnifying Party or its Agents in or about the Sublease Premises, the Building or the Project during the Term, except to the extent that the Claims are caused by the gross negligence or willful misconduct of the Indemnified Party or its Agents. Without limiting the foregoing, Sublandlord specifically acknowledges that, while Sublandlord has used and currently uses Hazardous Materials in the Lab Space and the Shared Lab Area, Subtenant does not intend to do so, and that Sublandlord’s obligation under this Section 25 shall extend to Sublandlord’s use of Hazardous Materials in each such location. The provisions of this Section 25 shall survive the termination or earlier expiration of this Sublease.

26. Successors. This Sublease shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns, subject to the limitations on Subtenant’s right to transfer incorporated herein by reference from the Master Lease.

27. Counterparts. This Sublease may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one document. A facsimile counterpart signature delivered to each party shall be deemed an original for the purpose of the execution of this Sublease.

28. No Conflict. In the event of any conflict between the terms of this Sublease and the terms of the Master Lease, as between Sublandlord and Subtenant, the terms of this Sublease shall prevail.

29. Entire Agreement. This Sublease and the provisions of the Master Lease incorporated herein by the express terms of this Sublease constitute the complete and exclusive agreement among the parties with respect to the matters contained herein and supersede all prior written or oral agreements or statements by and among the parties hereto, provided that this Sublease shall be at all times subject to all of the terms and conditions of the Master Lease.

[THIS SPACE INTENTIONALLY LEFT BLANK]

EXECUTED as of the date first written above.

SUBLANDLORD:

NEXSTEPPE INC, a Delaware corporation

By:	/s/ C. Hans Miller
Name:	C. Hans Miller
Title:	Vice President, Finance

SUBTENANT:

GLOBAL BLOOD THERAPEUTICS, INC. a Delaware corporation

By:	/s/ Jeffrey Farrow
Name:	Jeffrey Farrow
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SUBLEASE]

EXHIBIT A

MASTER LEASE

EXHIBIT B

OUTLINE OF SUBLEASE PREMISES AND LAB SPACE